Exhibit 99.1

Incyte Reports 2018 Third Quarter and Nine Month Financial Results
and Provides Updates on Key Clinical Programs

•                  Total product-related revenues of $430 million for the three months and $1.2 billion for the nine months ended September 30, 2018; Jakafi® (ruxolitinib) revenues of $348 million in 3Q 2018 and $1.0 billion YTD 2018

•                  sNDA for ruxolitinib for the treatment of patients with steroid-refractory acute graft versus host disease (GVHD) accepted by the FDA for Priority Review

•                  Compelling data from pemigatinib (FGFR) and capmatinib (MET, with Novartis) programs presented at ESMO; NDAs seeking approval of both compounds expected next year

•                  Positive proof-of-concept data for ruxolitinib cream in patients with atopic dermatitis presented at EADV and preparations now underway for global Phase 3 program; Phase 2 data in vitiligo expected in 2019

Conference Call and Webcast Scheduled Today at 8:00 a.m. EDT

WILMINGTON, Del. October 30, 2018 — Incyte Corporation (Nasdaq:INCY) today reports 2018 third quarter and nine month financial results and provides a status update on the Company’s development portfolio.

“The total number of patients taking Jakafi continues to increase in both approved indications, and we have raised the lower end of our full year revenue guidance,” stated Hervé Hoppenot, Chief Executive Officer, Incyte. “We see a remarkable set of opportunities in the coming months from our late-stage development portfolio, including both ruxolitinib and itacitinib as potential treatments for certain patients with GVHD. Recent data from pemigatinib and capmatinib, which are both Incyte-invented molecules, as well as from ruxolitinib cream, all serve to highlight the quality of Incyte’s drug discovery capabilities, and the value created by our R&D efforts.”

Portfolio Update

Oncology — key highlights

The sNDA seeking approval of ruxolitinib for the treatment of steroid-refractory acute GVHD has been accepted for Priority Review by the U.S. Food and Drug Administration (FDA), and was given a Prescription Drug User Fee Act (PDUFA) date of February 24, 2019. The application for approval was based on the successful REACH1 trial, additional results from which are expected to be presented in the fourth quarter of 2018. Planning is already underway for the U.S. launch should ruxolitinib be approved in this new indication.

The global Phase 3 GRAVITAS-301 trial of itacitinib as a treatment for patients with newly-diagnosed acute GVHD is enrolling well, and results are expected next year. If the GRAVITAS-301 trial is successful, Incyte expects to submit applications seeking marketing approval for itacitinib in major markets globally.

Data from the ongoing trials evaluating pemigatinib in cholangiocarcinoma and bladder cancer were recently presented at the European Society for Medical Oncology (ESMO) Congress. Incyte expects to submit an NDA for pemigatinib as a treatment for patients with advanced cholangiocarcinoma during 2019, and to start a Phase 3 trial for the first-line treatment of patients with cholangiocarcinoma in the coming months. Enrollment in the continuous dosing cohort of the Phase 2 trial of pemigatinib in patients with bladder cancer is now underway.

Status updates for Incyte’s later-stage clinical programs are provided below.

	Indication	Status Update
Ruxolitinib (JAK1/JAK2)	Steroid-refractory acute GVHD	sNDA accepted for Priority Review (based on REACH1); Phase 3 (REACH2)
Ruxolitinib (JAK1/JAK2)	Steroid-refractory chronic GVHD	Phase 3 (REACH3)
Ruxolitinib (JAK1/JAK2)	Essential thrombocythemia	Phase 2 (RESET)
Ruxolitinib (JAK1/JAK2) combinations	Refractory myelofibrosis	Phase 2 in combination with INCB50465 (PI3Kδ), INCB53914 (PIM) or itacitinib (JAK1)
Itacitinib (JAK1)	Treatment-naïve acute GVHD	Phase 3 (GRAVITAS-301)
Itacitinib (JAK1)	Treatment-naïve chronic GVHD	Phase 3 (GRAVITAS-309) expected to begin in H1 2019
Itacitinib (JAK1)	NSCLC	Phase 1/2 in combination with osimertinib (EGFR)
Pemigatinib (FGFR1/2/3)	Bladder cancer	Phase 2 (FIGHT-201)
Pemigatinib (FGFR1/2/3)	Cholangiocarcinoma	Phase 2 (FIGHT-202); Phase 3 (FIGHT-302) in preparation
INCMGA0012 (PD-1)[1]	Solid tumors	Phase 2 trials (MSI-high endometrial cancer, merkel cell carcinoma, anal cancer) expected to begin in 2018
INCB50465 (PI3Kδ)	Non-Hodgkin lymphoma	Phase 2 (CITADEL-203, follicular lymphoma), (CITADEL-204, marginal zone lymphoma), (CITADEL-205, mantle cell lymphoma)

Notes:

1)             INCMGA0012 licensed from MacroGenics

A brief status update for earlier-stage development candidates is provided below.

Status Update
INCB53914 (PIM)	Development in combination with JAK and PI3Kδ inhibition in hematological malignancies
INCB59872 (LSD1)	Epigenetic mechanism targeting cell differentiation, development in AML and small cell lung cancer
INCB62079 (FGFR4)	250x greater selectivity for FGFR4 over FGFR1/2/3; initial development focused on hepatocellular carcinoma
INCB81776 (AXL/MER)	Potential as both immune-directed and target therapy agent in cancer; Phase 1/2 dose-escalation underway
INCB01158 (ARG)[1]	Novel mechanism targeting myeloid cells; development expected to focus on combination therapy
Epacadostat (IDO1)	Phase 2 (ECHO-305; ECHO-306) in combination with pembrolizumab (PD-1) in lung cancer
MAb checkpoint targets[2]	Four clinical candidates targeting GITR, OX40, TIM-3 & LAG-3 in clinical development, awaiting proof-of-concept data
Bispecific target pairs	Discovery and development collaboration with Merus; first clinical candidate expected in 2019

Notes:

1)             INCB01158 co-developed with Calithera

2)             INCAGN1876, INCAGN1949, INCAGN2385 and INCAGN2390 from discovery alliance with Agenus (MAb = monoclonal antibody)

Inflammation / autoimmunity (IAI) — key highlights

Positive data from the randomized Phase 2 trial of ruxolitinib cream in adult patients with atopic dermatitis were presented as an oral presentation at the European Academy of Dermatology and Venerology (EADV) Congress on September 13th. Incyte is planning to initiate a global, pivotal Phase 3 program in this indication.

Data from the randomized Phase 2 trial of ruxolitinib cream in patients with vitiligo are expected in 2019.

Incyte has initiated a Phase 2 trial of INCB54707, a selective JAK1 inhibitor, for the treatment of patients with hidradenitis suppurativa, an inflammatory follicular skin disease.

	Indication	Status Update
Ruxolitinib cream (JAK1/JAK2)	Atopic dermatitis	Phase 3 in preparation
Ruxolitinib cream (JAK1/JAK2)	Vitiligo	Phase 2
INCB54707 (JAK1)	Hidradenitis suppurativa	Phase 2

Partnered — key highlights

Lilly recently initiated a Phase 3 trial of baricitinib in patients with systemic lupus erythematosus and a Phase 2/3 adaptive design trial of baricitinib in patients with severe alopecia areata.

Novartis recently presented data from the ongoing trial of capmatinib in patients with MET exon-14 skipping mutated non-small cell lung cancer, and expects to submit an NDA for capmatinib in 2019.

	Indication	Status Update
Baricitinib (JAK1/JAK2)[1]	Atopic dermatitis	Phase 3
Baricitinib (JAK1/JAK2)[1]	Systemic lupus erythematosus	Phase 3
Baricitinib (JAK1/JAK2)[1]	Psoriatic arthritis	Lilly expects the Phase 3 program to begin in 2018
Baricitinib (JAK1/JAK2)[1]	Severe alopecia areata	Phase 2/3
Capmatinib (MET)[2]	Non-small cell lung cancer, liver cancer	Phase 2 in EGFR wild-type, ALK negative NSCLC patients with MET amplification and mutation

Notes:

1)             Worldwide rights to baricitinib licensed to Lilly: approved as Olumiant in multiple territories globally for certain patients with moderate to severe rheumatoid arthritis

2)             Worldwide rights to capmatinib licensed to Novartis

2018 Third-Quarter and Year-to-Date Financial Results

The financial measures presented in this press release for the three and nine months ended September 30, 2018 and 2017 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for both revenues and expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.  Reconciliations of GAAP net income (loss) to Non-GAAP net income for the three and nine months ended September 30, 2018 and 2017 have been included at the end of this press release.

Guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

Revenues For the quarter ended September 30, 2018, GAAP net product revenues of Jakafi were $348 million as compared to $304 million for the same period in 2017, representing 14 percent growth. For the nine months ended September 30, 2018, GAAP net product revenues of Jakafi were $1.0 billion as compared to $831 million for the same period in 2017, representing 21 percent growth. For the three months ended September 30, 2018, GAAP net product revenues of Iclusig® (ponatinib) were $20 million as compared to $18 million for the same period in 2017. For the nine months ended September 30, 2018, GAAP net product revenues of Iclusig were $61 million as compared to $47 million for the same period in 2017.

For the quarter and nine months ended September 30, 2018, GAAP product royalties from sales of Jakavi® (ruxolitinib), which has been out-licensed to Novartis outside of the United States, were $51 million and $139 million, respectively, as compared to $41 million and $104 million, respectively, for the same periods in 2017. For the quarter and nine months ended September 30, 2018, GAAP product royalties from sales of Olumiant, which has been out-licensed to Lilly globally, were $11 million and $26 million, respectively, as compared to $3 million and $5 million, respectively, for the same periods in 2017.

For the quarter and nine months ended September 30, 2018, GAAP milestone revenues were $20 million and $120 million, as compared to $15 million and $105 million, respectively, for the same periods in 2017. GAAP milestone revenues in 2018 and 2017 related to milestones earned from our collaborative partners. Non-GAAP revenues exclude milestone revenues.

For the quarter and nine months ended September 30, 2018, total GAAP revenues were $450 million and $1.4 billion, respectively, as compared to $382 million and $1.1 billion, respectively, for the same periods in 2017. Total Non-GAAP revenues for the quarter and nine months ended September 30, 2018 were $430 million and $1.2 billion, respectively, as compared to $367 million and $987 million, respectively, for the same periods in 2017.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2018	2017	Change	2018	2017	Change
Revenues:
Jakafi net product revenue	$347,567	$303,929	14%	$1,006,911	$831,044	21%
Iclusig net product revenue	20,148	18,100	11%	60,833	47,459	28%
Jakavi product royalty revenues	50,923	41,308	23%	139,361	103,972	34%
Olumiant product royalty revenues	11,000	3,179	—	26,231	4,505	—
Product-related revenues	429,638	366,516	17%	1,233,336	986,980	25%
Milestone revenues	20,000	15,000		120,000	105,000
Other revenues	45	18		145	80
Total GAAP revenues	$449,683	$381,534		$1,353,481	$1,092,060
Milestone revenues	(20,000)	(15,000)		(120,000)	(105,000)
Total Non-GAAP revenues	$429,683	$366,534		$1,233,481	$987,060

Cost of product revenues GAAP cost of product revenues for the quarter and nine months ended September 30, 2018 was $25 million and $68 million, respectively, as compared to $22 million and $57 million, respectively, for the same periods in 2017. Non-GAAP cost of product revenues for the quarter and nine months ended September 30, 2018 was $19 million and $52 million, respectively, as compared to $17 million and $41 million, respectively, for the same periods in 2017. Non-GAAP cost of product revenues excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Research and development expenses GAAP research and development expenses for the quarter and nine months ended September 30, 2018 were $293 million and $894 million, respectively, as compared to $270 million and $879 million, respectively, for the same periods in 2017. The increase in GAAP research and development expenses over the prior year quarter was driven primarily by $15 million in milestone expenses related to our collaboration agreements. The increase in GAAP research and development expenses from the prior year nine month period was driven primarily by an overall increase in development costs to advance our clinical pipeline.

Non-GAAP research and development expenses for the quarter and nine months ended September 30, 2018 were $251 million and $771 million, respectively, as compared to $234 million and $590 million, respectively, for the same periods in 2017. Non-GAAP research and development expenses for the quarter and nine months ended September 30, 2018 exclude the cost of stock-based compensation of $26 million and $75 million, respectively, and upfront consideration and milestones to our collaborative partners of $15 million and $47 million, respectively. Non-GAAP research and development expenses for the quarter and nine months ended September 30, 2017 exclude the cost of stock-based compensation of $23 million and $68 million, respectively, upfront consideration and milestones paid to our collaborative partners of $0 million and $209 million, respectively, and an asset impairment charge of $12 million.

Selling, general and administrative expenses  GAAP selling, general and administrative expenses for the quarter and nine months ended September 30, 2018 were $97 million and $326 million, respectively, as compared to $91 million and $269 million, respectively, for the same periods in 2017. The increase in GAAP selling, general and administrative expenses from the prior year nine month period were driven by an increase in donations to independent non-profit patient assistance organizations in the United States and additional costs related to the commercialization of Jakafi.

Non-GAAP selling, general and administrative expenses for the quarter and nine months ended September 30, 2018 were $85 million and $291 million, respectively, as compared to $80 million and $237 million, respectively, for the same periods in 2017. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarter and nine months ended September 30, 2018 was expense of $5 million and $19 million, respectively, as compared to a benefit of $16 million and $2 million respectively, for the same periods in 2017.

Unrealized gain (loss) on long term investments GAAP unrealized loss on long term investments for the quarter and nine months ended September 30, 2018 was $10 million and $22 million, respectively, as compared to a gain of $23 million and a loss of $2 million, respectively, for the same periods in 2017.  The unrealized gain (loss) on long term investments for the quarter and nine months ended September 30, 2018 represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus, and Syros.

Expense related to senior note conversions GAAP expense related to senior note conversions for the nine months ended September 30, 2017 was $55 million related to the conversions of certain of our 2018 and 2020 convertible senior notes.

Net income (loss) GAAP net income for the quarter ended September 30, 2018 was $29 million, or $0.14 per basic and diluted share, as compared to a net income of $36 million, or $0.17 per basic and diluted share for the same period in 2017. GAAP net income for the nine months ended September 30, 2018 was $40 million, or $0.19 per basic and diluted share, as compared to a net loss of $164 million, or $0.81 per basic and diluted share for the same period in 2017.

Non-GAAP net income for the quarter ended September 30, 2018 was $83 million, or $0.39 per basic and $0.38 per diluted share, as compared to Non-GAAP net income of $41 million, or $0.20 per basic and $0.19 per diluted share for the same period in 2017. Non-GAAP net income for the nine months ended September 30, 2018 was $137 million, or $0.64 per basic and $0.63 per diluted share, as compared to Non-GAAP net income of $127 million, or $0.63 per basic and $0.61 per diluted share for the same period in 2017.

Cash, cash equivalents and marketable securities position As of September 30, 2018, cash, cash equivalents and marketable securities totaled $1.4 billion as compared to $1.2 billion as of December 31, 2017.

2018 Financial Guidance

The Company has updated its full year 2018 financial guidance, as detailed below.

	Current	Previous
GAAP and Non-GAAP Jakafi net product revenues	$1,370 - $1,400 million	$1,350 - $1,400 million
GAAP and Non-GAAP Iclusig net product revenues	$80 - $85 million	Unchanged

GAAP Cost of product revenues	$85 - $95 million	Unchanged
Non-GAAP Cost of product revenues(1)	$64 - $74 million	Unchanged

GAAP Research and development expenses	$1,150 - $1,200 million	$1,150 - $1,250 million
Non-GAAP Research and development expenses(2)	$993 - $1,038 million	$1,008 - $1,103 million

GAAP Selling, general and administrative expenses	$420 - $440 million	$390 - $410 million
Non-GAAP Selling, general and administrative expenses(3)	$370 - $385 million	$340 - $355 million

GAAP Change in fair value of acquisition-related contingent consideration	$30 million	Unchanged
Non-GAAP Change in fair value of acquisition-related contingent consideration(4)	$0 million	Unchanged

(1)             Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

(2)             Adjusted to exclude the estimated cost of stock-based compensation, upfront consideration of approximately $12 million related to the Syros collaboration, upfront consideration of $15 million related to the BMS license agreement, milestone payments of $10 million related to the Agenus collaboration and milestone payments of $10 million related to the MacroGenics collaboration.

(3)             Adjusted to exclude the estimated cost of stock-based compensation.

(4)             Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude upfront and ongoing milestones relating to third-party collaboration partners, impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2018 and 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold a conference call and webcast this morning at 8:00 a.m. EDT.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13683637.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13683637.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. Food and Drug Administration for treatment of people with polycythemia vera (PV) who have had an inadequate response to or are intolerant of hydroxyurea. Jakafi is also indicated for treatment of people with intermediate or high-risk myelofibrosis (MF), including primary MF, post—polycythemia vera MF, and post—essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the expected timing of submission of NDAs for pemigatinib and capmatinib; the expected timing of date from the trial evaluating ruxolitinib cream in vitiligo; opportunities from the later-stage development portfolio in the coming months, including both ruxolitinib and itacitinib in GVHD; the expected timing of additional data from the REACH1 trial and data from the GRAVITAS-301 trial; expectations to seek marketing approval for itacitinib in major markets globally should the GRAVITAS-301 trial be successful; the expected timing of a trial evaluating pemigatinib as a first-line treatment in patients with cholangiocarcinoma, and whether and when the Company will submit an NDA with respect to pemigatinib for advanced cholangiocarcinoma; whether and when the Company will initiate a phase 3 trial of ruxolitinib cream in atopic dermatitis; expectations of the Company’s collaboration partners for the submission of NDAs and initiation of clinical trials; plans and expectations for development of, and clinical trials involving, the Company’s other product candidates; and the Company’s updated financial guidance for 2018 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company’s dependence on its relationships with its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2018. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

###

INCYTE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	GAAP		GAAP
Revenues:
Product revenues, net	$367,715	$322,029	$1,067,744	$878,503
Product royalty revenues	61,923	44,487	165,592	108,477
Milestone revenues	20,000	15,000	120,000	105,000
Other revenues	45	18	145	80
Total revenues	449,683	381,534	1,353,481	1,092,060

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	24,795	22,036	67,757	57,120
Research and development	292,527	269,557	893,719	879,263
Selling, general and administrative	96,522	91,265	326,049	268,560
Change in fair value of acquisition-related contingent consideration	4,720	(16,343)	18,708	(1,914)
Total costs and expenses	418,564	366,515	1,306,233	1,203,029

Income (loss) from operations	31,119	15,019	47,248	(110,969)
Other income (expense), net	10,211	5,494	20,481	10,707
Interest expense	(405)	(204)	(1,188)	(6,527)
Unrealized gain (loss) on long term investments	(9,949)	23,045	(21,911)	(2,343)
Expense related to senior note conversions	—	—	—	(54,881)
Income (loss) before provision (benefit) for income taxes	30,976	43,354	44,630	(164,013)
Provision (benefit) for income taxes	1,800	7,300	4,200	(500)
Net income (loss)	$29,176	$36,054	$40,430	$(163,513)

Net income (loss) per share:
Basic	$0.14	$0.17	$0.19	$(0.81)
Diluted	$0.14	$0.17	$0.19	$(0.81)

Shares used in computing net income (loss) per share:
Basic	212,627	206,796	212,172	202,399
Diluted	215,964	212,610	215,516	202,399

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and marketable securities	$1,375,313	$1,169,645
Accounts receivable	247,736	266,299
Property and equipment, net	300,767	259,763
Inventory	11,418	14,448
Prepaid expenses and other assets	86,991	65,577
Long term investments	121,381	134,356
Other intangible assets, net	220,748	236,901
Goodwill	155,593	155,593
Total assets	$2,519,947	$2,302,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$406,176	$360,952
Convertible senior notes	24,872	24,001
Acquisition-related contingent consideration	286,000	287,000
Stockholders’ equity	1,802,899	1,630,629
Total liabilities and stockholders’ equity	$2,519,947	$2,302,582

INCYTE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP Net Income (Loss)	$29,176	$36,054	$40,430	$(163,513)
Adjustments:
Milestones received from new or existing partners[1]	(20,000)	(15,000)	(120,000)	(105,000)
Upfront consideration and milestones paid to new or existing partners[2]	15,000	—	47,444	209,109
Non-cash stock compensation from equity awards (R&D)[3]	26,266	23,451	75,283	67,798
Non-cash stock compensation from equity awards (SG&A)[3]	11,687	11,480	35,500	31,490
Asset impairment (in-process research and development)[4]	—	12,000	—	12,000
Non-cash interest expense related to convertible notes[5]	305	290	902	5,768
Expense related to senior note conversions[6]	—	—	—	54,881
Changes in fair value of equity investments[7]	9,949	(23,045)	21,911	2,343
Amortization of acquired product rights[8]	5,384	5,384	16,152	16,152
Change in fair value of contingent consideration[9]	4,720	(16,343)	18,708	(1,914)
Tax effect of Non-GAAP adjustments[10]	100	6,810	500	(1,909)
Non-GAAP Net Income	$82,587	$41,081	$136,830	$127,205

Non-GAAP net income per share:
Basic	$0.39	$0.20	$0.64	$0.63
Diluted	$0.38	$0.19	$0.63	$0.61

Shares used in computing Non-GAAP net income per share:
Basic	212,627	206,796	212,172	202,399
Diluted	215,964	212,610	215,516	208,644

1   As included within the Milestone revenues line item in the Condensed Consolidated Statement of Operations, which included (in thousands) for the three months ended September 30, 2018, $20,000 for baricitinib systemic lupus erythematosus Phase III initiation and in addition for the nine months ended September 30, 2018, $100,000 for Olumiant FDA approval. For the three months ended September 30, 2017, $15,000 for Olumiant Japan approval and in addition for the nine months ended September 30, 2017, $65,000 for Olumiant EMA approval and $25,000 for ruxolitinib GVHD Phase III initiation.

2   As included within the Research and development expenses line item in the Condensed Consolidated Statement of Operations, which included (in thousands) for the three months ended September 30, 2018, $5,000 related to Agenus and $10,000 related to MacroGenics and in addition for the nine months ended September 30, 2018, $5,000 related to Agenus, $15,000 related to Bristol-Myers Squibb and $12,444 related to Syros. For the nine months ended September 30, 2017, $127,209 related to Merus, $41,400 related to Calithera and $40,500 related to Agenus.

3   As included within the Research and development expenses line item in the Condensed Consolidated Statement of Operations, and within the Selling, general and administrative expenses line item in the Condensed Consolidated Statement of Operations.

4   As included within Research and development expenses line item in the Condensed Consolidated Statement of Operations.

5   As included within the Interest expense line item in the Condensed Consolidated Statement of Operations.

6   As included within the Expense related to senior note conversions line item in the Condensed Consolidated Statement of Operations.

7   As included within the Unrealized gain (loss) on long term investments line item in the Condensed Consolidated Statement of Operations.

8   As included within the Cost of product revenues (including definite-lived intangible amortization) line item in the Condensed Consolidated Statement of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.

9   As included within the Change in fair value of acquisition-related contingent consideration line item in the Condensed Consolidated Statement of Operations.

10  As included within the Provision (benefit) for income taxes line item in the Condensed Consolidated Statement of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances.